Interim Condensed Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware.

As of and for the six-month period ended June 30, 2014

Interim Condensed Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware
Balance sheets as of June 30, 2014 and December 31, 2013
Thousand US dollars
(*) Unaudited

ASSETS	NOTES	06/30/2014 (*)	12/31/2013

NON-CURRENT ASSETS		137,954	139,092

Intangible assets	4	67,436	69,370
Goodwill		35,567	35,567
Other intangible assets, net		31,869	33,803

Property, plant and equipment, net	5	38,641	39,971
Land and buildings, net		16,397	16,853
Plant and other PPE, net		22,244	23,118

Receivables and other financial assets of companies
accounted for equity method		—	—

Other non-current financial assets		—	—

Deferred tax assets		31,877	29,751

CURRENT ASSETS		39,620	39,334

Inventories	6	9,145	6,748

Trade and other receivables		22,149	22,713
Trade receivables	7	19,207	22,103
Other receivables	7	1,855	610
Current tax assets		1,087	—

Other current financial assets	8	5,602	4,833

Other current assets		2,148	572

Cash and cash equivalents		576	4,468

TOTAL ASSETS		177,574	178,426

Notes 1 to 14 are an integral part of these interim condensed carve-out combined financial statements for the six-month period ended June 30, 2014

LIABILITIES	NOTES	06/30/2014 (*)	12/31/2013

NET EQUITY		141,358	145,887

Parent's Net Investment in the Business		141,358	145,563

Equity		141,358	145,563
Share capital		—	—
Retained earnings and other reserves		145,030	178,374
Net income / (losses) attributed to the Business		(3,672)	(32,811)

Value adjustments		—	—

Non controlling interest	2.c	—	324

NON-CURRENT LIABILITIES		5,762	6,789

Non-current provisions		—	—

Non-current financial liabilities	9	2,161	3,188
Bank loans		—	—
Other financial liabilities		2,161	3,188

Deferred tax liabilities		3,601	3,601

CURRENT LIABILITIES		30,454	25,750

Current financial liabilities	9	17,419	7,207
Bank loans		2,059	542
Other financial liabilities		15,360	6,665

Trade and other payables		13,035	18,543
Trade payables	10	5,997	10,855
Other accounts payable	10	7,038	7,450
Current tax liabilities		—	238

Other current liabilities		—	—

TOTAL LIABILITIES		36,216	32,539
TOTAL EQUITY AND LIABILITIES		177,574	178,426

Notes 1 to 14 are an integral part of these interim condensed carve-out combined financial statements for the six-month period ended June 30, 2014

Interim Condensed Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware
Income statements for the interim periods ended June 30, 2014 and 2013
Thousand US dollars
(*) Unaudited

	NOTES	06/30/2014 (*)	06/30/2013 (*)

Product Revenue		49,541	62,187
Service Revenue		20,721	21,686
Net turnover		70,262	83,873

Other operating income		226	116

Variation in inventories of finished product and work in progress		—	—

Supplies		(39,155)	(48,946)

Staff costs		(17,960)	(20,510)

Other operating expenses		(15,479)	(14,848)

Amortization and depreciation	4 & 5	(4,658)	(4,961)

Impairment and results of sales of fixed assets		5	194

Other gains (losses) - net		1,042	—

OPERATING INCOME AND EXPENSE		(5,717)	(5,082)

Financial income		1	34

Financial expenses		(82)	(247)

Exchange differences		—	—

Impairment and profit (loss) from financial instruments disposals		—	—

NET FINANCE INCOME / (LOSSES)		(81)	(213)

Profit (loss) of entities accounted by the equity method		—	—

NET INCOME / (LOSSES) BEFORE TAX FROM CONTINUED OPERATIONS		(5,798)	(5,295)

Income tax provision / (benefit)	3.d	2,126	2,048

NET INCOME / (LOSSES) FOR THE YEAR FROM CONTINUED OPERATIONS		(3,672)	(3,247)

Net income for the year from discontinued operations net of tax		—	—

CONSOLIDATED NET INCOME / (LOSS) FOR THE YEAR		(3,672)	(3,247)

Net income / (losses) attributed to the Business	(3,672)	(3,236)
Net income / (losses) attributed to Non controlling interests	0	(11)

Notes 1 to 14 are an integral part of these interim condensed carve-out combined financial statements for the six-month period ended June 30, 2014

Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware
Total Comprehensive Income for the interim periods ended June 30, 2014 and 2013
Thousand US Dollars
(*) Unaudited

	NOTES	06/30/2014 (*)	06/30/2013 (*)

CONSOLIDATED NET INCOME / (LOSSES) FOR THE YEAR		(3,672)	(3,247)

TOTAL COMPREHENSIVE INCOME / (LOSSES)		(3,672)	(3,247)

Attributed to the Business		(3,672)	(3,236)

Attributed to Non controlling interests		—	(11)

Notes 1 to 14 are an integral part of these interim condensed carve-out combined financial statements for the six-month period ended June 30, 2014

Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware
Total changes in equity for the interim periods ended June 30, 2014 and 2013
Thousand US Dollars
(*) Unaudited

	Share premium and reserves	Net income for the year attributed to the Business	Equity attributed to Parent's net investment in Business	Non controlling interests	Total net equity

NET EQUITY AT 12/31/12	183,301	(2,113)	181,188	382	181,570
Total comprehensive income / loss		(3,236)	(3,236)	(11)	(3,247)
Operations with shareholders or owners
Other variations in net equity	(2,113)	2,113
Carve-out adjustments (note 2)			—		—
NET EQUITY AT 06/30/2013 (*)	181,188	(3,236)	177,952	371	178,323

NET EQUITY AT 12/31/13	178,374	(32,811)	145,563	324	145,887
Total comprehensive income / loss		(3,672)	(3,672)	—	(3,672)
Operations with shareholders or owners	112		112	(324)	(212)
Changes in consolidation scope (Note 2)	112		112	(324)	(212)
Other variations in net equity	(32,811)	32,811
Carve-out adjustments (note 2)	(645)		(645)		(645)
NET EQUITY AT 06/30/2014 (*)	145,030	(3,672)	141,358	—	141,358

Notes 1 to 14 are an integral part of these interim condensed carve-out combined financial statements for the six-month period ended June 30, 2014

Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware
Statements of cash flows for the interim periods ended June 30, 2014 and 2013
Thousand US Dollars
(*) Unaudited

	NOTES	06/30/2014 (*)	06/30/2013 (*)

Net income before tax from continued operations		(5,798)	(5,295)
Adjustments to net income		5,013	5,222
Amortization and depreciation	4 & 5	4,658	4,961
Other adjustments to income (net)		355	261
Changes in working capital		(9,192)	5,472
Other flows in working capital		—	(75)
Tax refundable/(payable)		—	(75)

Total cash flow from operations		(9,977)	5,324

Payments for investments		(1,605)	(1,654)
Group companies,associates, Joint-Venture and other investments		(211)	—
PPE and intangible assets	4 & 5	(1,394)	(1,654)
Receipts from divestments		5	369
Group companies,associates, Joint-Venture and other investments		—	369
PPE and intangible assets	4 & 5	5	—
Other cash flows from investment		(767)	(2,397)
Interest received		60	1
Other receipts/(payments) from investment		(827)	(2,398)

Total cash flow from investing activities		(2,367)	(3,682)

Proceeds from shareholder contributions		—	43
Share issuance (cancellation)		—	43
Proceeds from/(repayment) of financial liabilities		9,179	(1,365)
Issue		10,206	856
Redemption and repayment		(1,027)	(2,221)
Other cash flows used in financing activities		(727)	128
Interest paid		(82)	(247)
Other receipts/(payments) from financing		(645)	375

Total cash flow from financing activities		8,452	(1,194)
Effect of the variations in exchange rates
Net increase/(decrease) in cash and cash equivalents		(3,892)	448

Cash and cash equivalents at beginning of year		4,468	4,882

Cash and cash equivalents at end of year		576	5,330

Notes 1 to 14 are an integral part of these interim condensed carve-out combined financial statements for the six-month period ended June 30, 2014

Carve-out FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware.

Notes to the Interim Condensed Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware for the six-month period ended June 30, 2014 (unaudited).

Note	INDEX	Page
1	- Background	9
2	- Basis of preparation of the Carve-out combined Financial Statements and and consolidation principles	10
3	- Accounting policies and other information	14
4	- Intangible assets	15
5	- Property, plant and equipment	16
6	- Inventories	18
7	- Trade and other receivables	18
8	- Other current financial assets	20
9	- Financial liabilities, non-current and current	20
10	- Trade and other payables	22
11	- Related party disclosures	22
12	- Reconciliation to accounting principles generally accepted in the U.S.A	24
13	- Interim condesed Carve-out audit fees	27
21	- Events after the reporting period	27

Notes to the Interim Condensed Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware for the six-month period ended June 30, 2014 (unaudited).

(1)    BACKGROUND

As noted in the Carve-out combined financial statements as of December 31, 2013, and for the three years ended, Fomento de Construcciones y Contratas, SA, a Spanish company, parent of FCC Group, has established negotiations, among others, Heritage-Crystal Clean, an American company, to study and if agreed proceed to the sale of the activities of collection, transport, treatment, sale, etc. of used oil in the United States of America.

Activities are mainly performed via two companies, that were acquired by the FCC Group on February 29, 2008, being its sole participant Dedalo Patrimonial, S.L.U., in turn a 100% affiliate of Fomento de Construcciones y Contratas, SA. The companies are the following:

•
FCC Environmental LLC. This company comes from the transformation into a limited liability of Hydrocarbon Recovery Services, Inc. made on July 1, 2010, a date on which was likewise changed its legal entity denomination.

•	International Petroleum Corp. of Delaware (IPC).

In turn, FCC Environmental LLC participates in the company FCC Lubricants LLC since 2011. Participation in it was 51% for the years 2011, 2012 and 2013, although in May 2014, it has become a 100% holder of said company (see note 2.c.).

On the other hand, FCC Environmental LLC during years 2011 and 2012 also participated in the company Apex/FCC LLC, with 50% and 51% respectively, proceeding with its liquidation during 2013. To the extent in which activities of said company are not a part of the carve-out scope, the pertinent adjustments have been made in the financial statements (see note 2).

(2)    BASIS OF PREPARATION OF THE CARVE-OUT COMBINED FINANCIAL STATEMENTS AND
CONSOLIDATION PRINCIPLES
a)    Basis of preparation-
These interim condensed carve-out combined financial statements (unaudited) for the six-month period ended June 30, 2014 (hereinafter “Interim Carve-out Financial Statements (unaudited)”) have been prepared in conformity with the International Financial Reporting Standards (IFRS) adopted by the European Union at the end of the reporting period in conformity with Regulation (EU) No. 1606/2002 of the European Parliament and of the Council (July 19, 2002) and all enacting standards and interpretations
The Interim Carve-out financial statements (unaudited) have been prepared on going concern basis and under the historical cost convention, except as specifically indicated in these notes.
The interim financial information (unaudited) has been prepared with the purpose to update the contents of the carve-out combined financial statements at December 31, 2013, 2012 and 2011. Therefore, this interim financial statements (unaudited) should be read in conjunction with carve-out combined financial statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware for the years ended 2013, 2012 and 2011.
The interim Carve-out financial statements (unaudited) are made up of the following financial statements: Balance sheet, Income Statement, Total comprehensive Income, Total Changes of Equity Statement, and Cash Flow Statement. Additionally, and according to IAS 34 “Interim Financial reporting”, attached to those financial statements are explanatory notes required by it with the purpose to reveal information about significant events and transactions for comprehension of the interim period.
The Interim Carve-out financial statements (unaudited) are presented in thousand US dollars, which is the functional currency, unless expressly stated to the contrary.
The interim financial Carve-out financial statements (unaudited) of FCC Environmental LLC (consolidated) and International Petroleum Corp. of Delaware may not be indicative of the Carve-out Group’s future performance and they do not necessarily reflect what its combined results of operations, financial position and cash flows would have been, had the Carve-out Group operated as an independent group and had it presented stand-alone financial statements during the periods presented.

Significant standards and interpretation applied at June 30, 2014
During the first half of 2014 became into effect the following standards and interpretations of mandatory application in year 2014, already adopted by the European Union, that in the event of resulting applicable, would have been used for preparation of this Interim Carve-out financial statements (unaudited).

Mandatory application
Amendment to IFRS 36	Recoverable valoue of non-financial assets	January 1, 2014
Amendment to IFRS 39	Novation and continuity of derivates hedge accounting	January 1, 2014
Amendment to IFRS 10, 12 and IAS 27	Exceptionin consolidation for investment companies	January 1, 2014
Amendment to IFRS 10, 11 and 12	Transition rules	January 1, 2014
Amendment to IAS 27	Separate Financial Statements	January 1, 2014
Amendment to IAS 28	Investments in Associates and Joint Ventures	January 1, 2014
Amendment to IAS 32	Offsetting of financial assets and financial liabilities	January 1, 2014
IFRS 10	Consolidated Financial Statements	January 1, 2014
IFRS 11	Joint Arrangements	January 1, 2014
IFRS 12	Disclousure of Interest in Other Entities	January 1, 2014

All standards, amendments and interpretations applicable to the carve-out Group's combined financial statements have been taken into account with effect 1 January 2014. No significant impacts have been detected as a result of their application.

Fort the other amendments to IFRS issued but not yet effective the companies are in the process of analyzing the potential impact of such standards and interpretations
b)    Consolidation and combination-
The full consolidation method is applied to all combined entities. Under this method, all their assets, liabilities, revenues, expenses and cash flows are included in the combined carve-out financial statements after the appropriate adjustments and eliminations of inter-group transactions. Combined entities are those the Group owns more than 50% of voting rights or has ability to govern their financial and operating policies. Carve-out combined financial statements subject of the transaction are obtained by means of the combination process of financial statements of International Petroleum Corp. of Delaware and FCC Environmental LLC, the latter incorporating the financial statements of the affiliate FCC Lubricants LLC, but excluding, as carve-out adjustments, the elimination of certain assets and liabilities related to participation in APEX/FCC LLC (hereinafter “The Carve-out Group”).
The Carve-out adjustments made in the years 2013, 2012 and 2011 are detailed in note 2.b of the carve-out combined financial statement for the years ended December 31th, 2013, 2012 and 2011.
It has to be highlighted that the adjustment done in the year 2013, originated by the PEX/FCC LLC liquidation and the transfer of a series of assets and liabilities to FCC Environmental LLC was done after June 30, 2014 so this reason does not appear any adjustment generated by the liquidation in the Total Changes Equity at June 30, 2014.
On May 27, 2014, the net value of the assets and the liabilities, linked to activities performed by APEX/FCC LLC before is liquidation, were transferred as a non-monetary as a non-monetary contribution to increase of capital in the recently constituted company FCC Environmental Services, LLC (a wholly owned subsidiary of Dédalo Patrimonial, S.L., out of the scope of the carve-out). Itemization per nature of assets and liabilities segregated on that date, and whose value coincides with the increase of capital, is the following:

Property, plant and equipment
Land and buildings	(488)
Plant and other PPE	(4,427)
Inventories	(47)
Trade and other receivables
Trade receivables	(660)

ASSETS	(5,622)

Non-current financial liabilities
Other financial liabilities	(729)
Current financial liabilities
Other financial liabilities	(210)
Trade and other payables
Trade payables	(49)

EQUITY AND LIABILITIES	(988)

TOTAL	(4,634)

Immediately after the contribution, FCC Environmental LLC proceeded in turn to the distribution of a dividend in the same amount to its sole shareholder, Dedalo Patrimonial, SLU, which was satisfied with the delivery of the subscribed shares.

The net assets value, defined as the difference between assets and liabilities, is lower in 230 thousand USD to the value of the Carve-out adjustment recorded in 2013. The mentioned difference has been adjusted to reserves.

On the other hand, while the contribution of assets and liabilities was not made to the new company, those assets were in exploitation within FCC Environmental, LLC. For that reason has been made an adjustment to this Interim Carve-out financial statements (unaudited) in order to eliminate the sales and income, and purchases and expenses pertaining to that exploitation, from January to May 2014. Itemization per nature of eliminations made is the following:

Net turnover	(886)
Other operating income	(147)
Supplies	435
Staff costs	175
Other operating expenses	536
Amortization and depreciation	255
Impairment and results of sales of fixed assets	1,211
Other gains (losses) - net	(189)

OPERATING INCOME AND EXPENSE	1,390

Financial expenses	2

NET FINANCE INCOME / (LOSSES)	1,392
NET INCOME / (LOSSES) BEFORE TAX FROM CONTINUED OPERATIONS	1,392

Income tax	(517)

NET INCOME / (LOSSES) FOR THE YEAR FROM CONTINUED OPERATIONS	875
CONSOLIDATED NET INCOME FOR THE YEAR	875

The previous adjustment has been done charging to reserves. The net effect of both adjustments appears in Carve-out adjustments line of the Total Changes Equity on 30 June 2014.

Notwithstanding the above, given that FCC Environmental Services LLC in the meantime does not have the totality of pertinent authorizations to be able to provide the service to its clients at the installations transferred, this service has been provided by FCC Environmental LLC on behalf of the former. The income and expenses associated with the provision of service haven passed on between both companies, and in this manner the impact on the results is null. These amounts appear in Note 11, Related party disclosures.

c)    Variations in the consolidation scope-

In the first half of 2014, FCC Environmental LLC has proceeded to acquire 49% of shares of FCC Lubricants, LLC that were in the hands of a third party. Acquisition was made by means of subrogation of an unpaid debt of 212 thousand USD that it had before FCC Lubricants, LLC. The difference between the value of the debt and the theoretical value of contribution that amounts to 112 thousand USD, is recorded as an increase in consolidated reserves according to stipulations of IFRS, because FCC Environmental LLC possessed the majority in the company acquired prior to this transaction.

Additionally, the third party has waived recovery of additional contributions to the capital it had made to FCC Lubricants, LLC, which assumes an non-recurring extraordinary income result to same for a value of 977 thousand USD, that appear as part of the entry “Other gains (losses) - net” of the Income Statement of these interim carve-out combined financial statements (unaudited) for the first half ended June 30, 2014.

For year 2013, while 100% of the company had not been acquired, the share of non controlling interests in the subsidiaries’ equity is shown in ‘Non Controlling interests’ within equity on the accompanying consolidated balance sheet, while the share in profit for the year is shown in ‘Net Income attributable to non controlling interests’ in the accompanying consolidated income statement.

(3)    ACCOUNTING POLICIES AND OTHER INFORMATION

a)	Accounting policies-

The accounting policies and methods used in preparation of this Interim Carve-out financial statements (unaudited) are the same as those applied in preparation of the carve-out combined financial statement for the year ended December 31, 2013, 2012 and 2011 (note 3 of those financial statements) except for the new standards and interpretation described in the note 2.a) of these Interim Carve-out financial statements (unaudited).

b)	Comparison of information-

The information contained in this Interim Carve-out financial statements (unaudited) is submitted only and exclusively for comparison purposes with the information related to the six-month period ended June 30, 2013, while the balance at this date is compared with that submitted in the carve-out combined financial statement for the year ended December 31, 2013, 2012 and 2011, corresponding to 2013.

c)	Relative importance-

Upon determining the information to be itemized in the report regarding different entries of the financial statements or other issues, according to IAS 34, has been taken into account the relative importance with respect to the Interim Carve-out financial statements (unaudited).

d)	Estimates made-

In the Interim Carve-out financial statements (unaudited) have been used occasionally estimates to quantify some assets, liabilities, income, expenses, and commitments that appear recorded in them following the same criteria indicated in note 3 of the carve-out combined financial statement for the year ended December 31, 2013, 2012 and 2011, with the exception in changes in estimates that are required in determining the provision for income taxes. Taxes on income in the interim periods are accrued using the tax rate that would be applicable to expected total annual loss (37.25% for both interim periods). Fiscal credit in this manner estimated, is found in the entry “Deferred tax assets” of the attached balance statement.

e)   Seasonality of operations-

The oil sales levels are reduced considerably in the coldest months of the year.  Although a comparative analysis of the turnover for the two semesters of the year as a whole shows not significant differences, because they are similar number of coldest months in both semesters, they could exist differences on a balance sheet month to month comparison related to months used in that comparison, as it happens with inventories as the coldest months use to have a lowest level.

f)	Financial risk management-

The Interim Carve-out financial statements (unaudited) do not include all of the information and breakdowns regarding financial risk management that are mandatory for the annual financial information and therefore they should be read in conjunction with the the carve-out combined financial statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware for the years ended 2013, 2012 and 2011 (Note 17).

There have been no changes in the risk management policies since the end of last year.

•	Liquidity risk: There have been no significant changes in the contractual outflows of cash without discount for liabilities with respect to year end.

(4)    INTANGIBLE ASSETS

The breakdown of intangible assets and associated accumulated amortization at June, 30 2014 and December 31, 2013 is as follows:

	6/30/2014
	Cost	A. Amortization	Carrying amount
		+ Impairment

Goodwill	73,818	(38,251)	35,567
Other intangible assets	61,147	(29,278)	31,869
- Industrial property	54,470	(27,342)	27,128
- Computer software	6,677	(1,936)	4,741

	134,965	(67,529)	67,436

	12/31/2013
	Cost	A. Amortization	Carrying amount
		+ Impairment

Goodwill	73,818	(38,251)	35,567
Other intangible assets	61,147	(27,344)	33,803
- Industrial property	54,470	(25,739)	28,731
- Computer software	6,677	(1,605)	5,072

	134,965	(65,595)	69,370

The movement pertaining to the first six months of years 2013 and 2014 is the following:

	Goodwill	Other intangible assets	Amortization	Impairment
Balance at 12/31/2012	73,818	61,033	(18,847)	—

- Additions or allowance		114	(2,091)	—
- Derecognitions and decreases
- Transfers

Balance at 06/30/2013	73,818	61,147	(20,938)	—

Balance at 12/31/2013	73,818	61,147	(23,083)	(42,512)

- Additions or allowance			(1,934)
- Derecognitions and decreases
- Transfers

Balance at 06/30/2014	73,818	61,147	(25,017)	(42,512)

During the first half of 2014, taking into consideration how is developed the activity, it has not been impairment indicators that requires anticipate the annually impairment test as described in the note 3.c of the carve-out financial statements of 2013, 2012 and 100. The assumptions described in the note 4 of the abovementioned financial statements are applicable for the first half of 2014.

(5)    PROPERTY, PLANT AND EQUIPMENT

The breakdown of property, plant and equipment and associated accumulated depreciation at June 30, 2014 and December 31, 2013 is as follows:

	6/30/2014
	Cost	Accumulated	Carrying amount
		depreciation

Land and buildings	21,806	(5,409)	16,397
- Land	10,438	—	10,438
- Buildings	11,368	(5,409)	5,959
Plant and other PPE	48,039	(25,795)	22,244

	69,845	(31,204)	38,641

	12/31/2013
	Cost	Accumulated	Carrying amount
		depreciation

Land and buildings	21,782	(4,929)	16,853
- Land	10,438	—	10,438
- Buildings	11,344	(4,929)	6,415
Plant and other PPE	46,838	(23,720)	23,118

	68,620	(28,649)	39,971

The movement pertaining to the first six months of years 2013 and 2014 is the following:

	Land and buildings	Plant, equipment and vehicles	PPE in progress and prepayments	Other items of PPE	Depreciation

Balance at 12/31/2012	21,373	44,737	804	765	(24,291)

- Additions or allowance		1,164	375		(2,870)
- Transfers	398	257	(142)	(512)
- Derecognitions and decreases		(1,161)	(37)		1,023

Balance at 06/30/2013	21,771	44,997	1,000	253	(26,138)

Balance at 12/31/2013	21,783	43,969	2,182	686	(28,649)

- Additions or allowance		732	527	135	(2,724)
- Transfers	23	(89)		(85)	151
- Derecognitions and decreases		(18)			18

Balance at 06/30/2014	21,806	44,594	2,709	736	(31,204)

(6)    INVENTORIES

An analysis of inventories at June 30, 2014 and December 31, 2013 is as follows:

	6/30/2014	12/31/2013

Raw materials and other consumables	339	279
Finished goods	8,702	6,398
Prepayments	104	71

	9,145	6,748

(7)    TRADE AND OTHER RECEIVABLES

a)	Trade receivables-

An analysis of ‘Trade receivables’ at June 30, 2014 and December 31, 2013, is as follows:

	6/30/2014	12/31/2013

Progress billings pending collection	18,471	20,764
Due from customers for contract work	3,319	3,851
Less: provision for impairment of trade receivables	(2,583)	(2,512)

	19,207	22,103

At 30 June 2014 and 2013 the detail of the billing pending collection is as follows:

	6/30/2014	12/31/2013

Balance due	9,568	12,587
Unexpired balance	8,903	8,177

	18,471	20,764

The ageing analysis of the balance due is:

	6/30/2014	12/31/2013

Up to 1 month	3,582	3,927
Betweeen 1 and 3 months	2,258	1,751
Betweeen 3 months and 1 year	1,392	1,510
More than 1 year	1,671	989

	8,903	8,177

b)	Other receivables-

An analysis of ‘Other receivables’ at June 30, 2013 and December 31, 2013 is as follows:

	6/30/2014	12/31/2013

FCC SA - Debtor	24	24
Public Treasury, debtor for VAT	49	49
Loans and advances to personnel	58	59
Other receivables	1,724	478

	1,855	610

The increase in “Other current assets” is mainly originated by the payment of the annual premium insurance, as part of it is registered as a prepaid expenses (see also note 9)

(8)    OTHER CURRENT FINANCIAL ASSETS

The breakdown of ‘Other current financial assets’ at June 30, 2014 and December 31, 2013, is as follows:

	6/30/2014	12/31/2013

Other current financial assets
Current loans	521	63
Deposits and guarantees	5,081	4,770

	5,602	4,833

The detail of the current loans by debtor (note 11) is as it follows:

	6/30/2014	12/31/2013

Current Loans by debtor
Apex/FCC LLC	—	63
FCC Environmental Services LLC	521	—

	521	63

(9)    FINANCIAL LIABILITIES, NON-CURRENT AND CURRENT

The breakdown of this heading in the accompanying interim Carve-out financial statements (unaudited) at June 30, 2014 and December 31, 2013, is as follows:

	6/30/2014	12/31/2013

Non-current payables for financial lease	2,161	3,188

Non-current financial liabilities	2,161	3,188

Current payables for financial lease	2,436	2,277
Current financial debts with FCC Group companies	12,924	4,388
Other transactions	2,059	542

Current financial liabilities	17,419	7,207

The fair value of these liabilities does not differ materially from the carrying amounts recognized.

The increase in “Other transactions” is mainly originated by specific financing obtained for the payment of the annual premium insurance (see also note 7)

The breakdown by company of “Current financial debts with FCC Group companies” (note 11) is as follows:

	6/30/2014	12/31/2013

FCCSA	12,147	4,166
FCC Ambito SAU	471	137
Marepa	84	85
FCC Environmental Services LLC	222	—

	12,924	4,388

In the first six months of the year 2014, Fomento de Construcciones y Contratas, SA (FCC, SA) has increased its loan in an amount of 8 million USD, that in great part has been destined to payments to providers in order to reduce the median period of payment that had increased at the end of 2013 (see following note).

(10)    TRADE AND OTHER PAYABLES

An analysis of ‘Trade payables’ and ‘Other accounts payable’ at June 30, 2014 and December 31, 2013 is as follows:

	6/30/2014	12/31/2013

Payable for purchases of goods and services	5,997	10,855

Trade payables	5,997	10,855

FCC SA (note 11)	141	141
Remuneration pending payment	2,491	2,543
Payable to the tax authorities	1,780	1,499
Other payables	2,626	3,267

Other accounts payable	7,038	7,450

The detail of the “Trade payables” is as follows:

	6/30/2014	12/31/2013

Apex/FCC LLC (note 11)	—	24
FCC SA (note 11)	—	—
Third Parties	5,997	10,831

	5,997	10,855

(11)    RELATED PARTY DISCLOSURES

a)    Balances and transactions with related parties

Balances with related companies, understood to be FCC Group companies excluded from the carve-out scope, are the following:

	6/30/2014	12/31/2013

Other receivables (note 7.b)	24	24
Other current financial assets (note 8)	521	63

Assets	545	87

Trade payables (note 10)	—	24
Other accounts payables (note 10)	141	141
Current financial liabilities (note 9)	12,924	4,388

Liabilities	13,065	4,553

In turn, operations made with related parties are the following:

	6/30/2014	6/30/2013

Supplies and other expenses
FCC, SA	—	42
FCC Environmental Services LLC	222	—

Financial expenses
FCC, SA	19	57

Other operating income
Apex/FCC LLC	—	96
FCC Environmental Services LLC	200	—

Financial income
FCC, SA	—	33

b)    Key management personnel.

The key management personnel, deemed to be the Managing Director and the Team Manager of the US subsidiaries, the CFO and the Regional Vice-President, were paid aggregate compensation of 404 thousand USD at June 2014. (187 at June 2013)

c)    Mechanisms established to detect, determine and resolve possible conflicts of interest between the parents and/or its Group, and its directors, management or significant shareholders.

The Group FCC has established the mechanisms needed to detect, determine and resolve any possible conflicts of interest among FCC Group companies and their directors, management or significant shareholders, as specified in article 25 of the Board Rules.

(12)        RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
STATES OF AMERICA

The unaudited Interim Condensed Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware have been prepared in accordance with IFRS, which vary in certain respects from accounting principles generally accepted in the United States of America (U.S. GAAP).

The application of U.S. GAAP would have affected net income for each of the six month periods ended June 30, 2014 and 2013 and net equity as of June 30, 2014 and 2013 to the extent described below.

Reconciliation of net income from IFRS to U.S. GAAP:

		For the 6 month period ended June 30,
		2014	2013
	Notes	USD thousand	USD thousand

Net income as reported in the Carve-out combined financial statements under IFRS		(3,672)	(3,247)
Intangibles impairment	(b)	1,452	—
Deferred tax effect on U.S. GAAP adjustments		(544)	—
Net income reported under U.S. GAAP		(2,764)	(3,247)

Reconciliation of net equity IFRS to U.S. GAAP

		As of
		June 30, 2014	December 31, 2013
	Notes	USD thousand	USD thousand

Net equity as reported in the Carve-out combined financial statements under IFRS		141,358	145,887
Goodwill impairment	(a)	(11,108)	(11,108)
Intangibles impairment
Impairment	(b)	(26,941)	(26,941)
Amortization		2,285	833
Deferred tax effect on U.S. GAAP adjustments		13,868	14,412
		119,462	123,083

Note: All equity is reported as Retained Earnings

a)	Goodwill impairment

Under IAS 36 (Impairment of Assets) a one-step goodwill impairment test is performed at the cash generating unit ("CGU") level. The CGU‘s carrying amount, including goodwill, is compared to its recoverable amount. Any impairment loss (amount by which the CGU‘s carrying amount, including goodwill, exceeds its recoverable amount) is allocated first to reduce goodwill to zero, then, subject to certain limitations, the carrying amount of other assets in the CGU are reduced pro rata based on the carrying amount of each asset.

Under ASC 350, a Company must first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount (Step 0). If a company concludes that is the case, it must perform the two-step goodwill impairment test. Under Step 1, the fair value of the reporting unit is compared with its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, then step 2 is performed to measure the amount of impairment loss, if any. Under step 2, the goodwill impairment loss is the amount by which the carrying amount of the goodwill exceeds the implied fair value of the goodwill determined by assigning the fair value of the reporting unit to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination. The amount of the impairment loss is limited to the carrying amount of the goodwill.

In 2013, under IFRS the Company recognized a goodwill impairment of 38,251 thousand USD. Under U.S. GAAP the Company recorded a goodwill impairment of 49,359 thousand USD. The net income adjustments in 2013 reflect the excess of the impairment charge under IFRS over the U.S. GAAP impairment charge. The deferred tax impact of the U.S. GAAP goodwill impairment was determined using the same approach as for the IFRS impairment (a pro-rata allocation of the impairment charge between taxable and non-taxable goodwill).

b)	Long lived assets impairment

Under IAS 36 (Impairment of Assets), a one-step approach requires an impairment loss calculation if impairment indicators exist. An impairment loss is recognized in income for the amount by which the carrying amount of the long-lived asset exceeds its recoverable amount.

Under ASC 360, if indicators of impairment have been identified (Step 1), then a two-step approach requires a recoverability test to be performed first to determine if the asset is recoverable (Step 2). The recoverability test compares the carrying amount of the asset to the sum of its future undiscounted cash flows generated through the asset’s use and eventual disposition. If the carrying amount of the asset is greater than the cash flows, the asset is not recoverable. If the asset is not recoverable, an impairment loss calculation is required (Step 3). The impairment loss is recognized in income for the amount by which the carrying amount of the long-lived asset exceeds its fair value.

In 2013, under IFRS the Company recognized an intangibles impairment of 4,261 thousand USD. Under U.S. GAAP the Company recorded an intangibles impairment of 31,202 thousand USD. The net income adjustments in 2013 reflect the excess of the impairment charge under U.S. GAAP over the IFRS impairment charge as well as the deferred tax impact presented on a separate line. In addition the amortization for the three month period between the date of the impairment test and December 31, 2013 is reversed under U.S. GAAP.

Classification differences

Under IAS 1 (Presentation of Financial Statements) the Company is required to classify deferred tax assets and liabilities as non-current. U.S. GAAP requires that an entity separates deferred tax liabilities and assets into a current amount and a non-current amount. Under U.S. GAAP, deferred taxes are presented as a current liability of 860 thousand USD and a non-current asset of 43,004 thousand USD at June 30, 2014 and as a current liability of 860 thousand USD and a non current asset of 41,423 thousand USD at December 31, 2013. These amounts include the adjustments for the deferred tax effects of the U.S. GAAP adjustments to the extent they affect deferred tax assets and liabilities.

U.S. GAAP requires that prepaid expenses are classified as a separate line item under current assets. Under IFRS the Company presents prepayments under inventories. The amount of prepayments is 104 thousand USD at June 30, 2014.

(13)        INTERIM CONDENSED CARVE-OUT AUDIT FEES

The fees accrued by PricewaterhouseCoopers, Auditores, SL for the account audit service of this interim condensed carve-out financial statements (unaudited) amounts 180 thousand euros (approximately 228 thousand USD).

(14)        EVENTS AFTER THE REPORTING PERIOD

No significant event has occurred after closing date of year as indicated on such opportunity in notes of these financial statements.

Signatures of Interim Condensed Carve-out Combined Financial Statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware for the six-month period ended June 30, 2014 (unaudited).

Barcelona, October 3, 2014

/s/ Aurelio Blasco Lázaro
Mr. Aurelio Blasco Lázaro
Manager Director - Industrial Waste Area FCC Group

/s/ Domingo Bauzá Marí
Mr. Domingo Bauzá Marí
Administration Director - Industrial Waste Area FCC Group